UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): August 30, 2011

Colorado Wyoming Reserve Company

(Exact name of Registrant as specified in its charter)

Wyoming	000-09482	83-0246080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

751 Horizon Court, Suite 205, Grand Junction, Colorado 81506 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 613-1999

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction

A.2. below):

  o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Current Report Items 5.02 and 8.01

ITEM 5.02. Appointment of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Colorado Wyoming Reserve Company, hereinafter referred to as CWYR, is pleased to announce the following management changes:

Mr. Kim M. Fuerst has been named President and Chief Executive Officer (CEO) effective immediately. Mr. Rafiq Sayed retains his position as CFO.

Kim is the founder and former Chairman, President and CEO of CWYR. He has decided to come out of semi-retirement to spearhead efforts to form a joint venture or other such business combination with a suitable partner. With his intimate knowledge of the geology and characteristics of the company’s acreage and surrounding areas in the Paradox Basin, UT, the company feels he is key to negotiating a deal on CWYR’s behalf.

CWYR recently retained key people (see 8-K filed 2/24/11) to aid in the contact and procurement of funding and partners to further it’s goals of exploiting, testing and drilling it’s 3D delineated prospects in the Paradox Basin of SE Utah. The company believes 6 to 10 MMBOE could be proven up with drilling of the current targets. It also believes that much more oil and gas lies untapped in the fairway that further 3D seismic could identify.

There is no change in the names or the number of directors, presently being Mr. Kim M Fuerst, Mr. Rafiq A Sayed, Dr. William Downey & Dr. Waseem A Sayed.

KIM M. FUERST who has an MBA in Finance from the University of Southern California has been President, Chief Executive Officer and Director since September 1996, and Treasurer and Chief Financial and Accounting Officer since October 17, 1997. From 1994 to 1996 he was a Vice President and head of the energy group of Van Kasper and Company, an investment banking firm. From 1989 to 1994 he served in various capacities at Great Northern Gas Company including Vice President of Finance and as a Director. From 1982 to 1990 he was President and Chief Operating Officer of Karen Oil Company which, during this period, drilled over 100 wells and operated those wells that were producing wells. Over the past 30 years he has worked in a variety of energy related positions, both as an independent producer and as an investment banker.

Item 8.01. Other Events

CWYR, as a business development company with limited funds, intends to terminate it’s registration under section 12(g) of the Securities Exchange Act of 1934. The primary reason for this is the Company will reduce various costs and expenses, such as auditing and legal fees, filing fees and printing and mailing expenses associated with compliance with Sarbanes-Oxley, as a result of terminating its periodic filing and reporting obligations.

The Company plans to continue trading in the Pinksheets Over the Counter Market.

For inquiries please contact us at 530-613-1999

Colorado Wyoming Reserve Co. 751 Horizon Court Suite #205 Grand Junction, CO 81506

Safe Harbor for Forward‐Looking Statements: Except for historical information contained herein, the statements are forward‐looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward‐looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in the future periods to differ materially from possible results. These risks and uncertainties include, among other things, volatility of oil and gas prices, product demand, market competition, imprecision of reserve estimated and the Company’s ability to replace and expand oil and gas reserves. These and other risks are described in the Company’s annual Report on Form 10‐KSB and other filings with the Securities and Exchange Commission.